                                                                   EXHIBIT 10.25

                                 CHAMPION ENTERPRISES, INC.
                    AMENDMENT TO CHANGE IN CONTROL SEVERANCE AGREEMENT

                  THIS AMENDMENT, dated February 18, 1999, is between Champion Enterprises, Inc. (the "Company") and Joseph H. Stegmayer, who is currently employed by the Company in the position of Executive Vice President and Chief Strategic and Financial Officer (the "Executive").

                                       WITNESSETH:

                  WHEREAS, on January 12, 1998 the Company and Executive entered into a Change of Control Severance Agreement (the "Agreement"); and

                  WHEREAS, the Company believes that it is in the best interests of the Company and its Shareholders that the Agreement be amended to provide additional financial incentive to encourage Executive to remain in the employ of the Company in the event of a Change in Control; and

                  WHEREAS, the Executive will continue to provide dedicated services to the Company with the additional financial incentives in the event of a Change in Control.

                  NOW THEREFORE, the parties agree that the Agreement be amended as follows:

         1. Section 7(a) of the Agreement is amended to read:

         (a) Upon satisfaction of the requirements set forth in Sections 5, 6 and 11(a) hereof and with respect to any one or more Changes in Control that may occur during the term of this Agreement, the Executive shall be entitled to a cash severance benefit equal to two times the highest annual cash compensation (including base salary and incentive compensation or similar award) paid or payable to the Executive by the Company for any of the three fiscal years ended immediately prior to the date of termination of Executive's employment, plus the unpaid prorated portion of his annual bonus (but excluding commissions and other nonrecurring cash compensation payments).

         2. All of the definitions, contained in the Agreement shall apply to this amendment and the remaining terms and conditions of the Agreement shall continue in full force and effect.

                           IN WITNESS WHEREOF, the parties hereto have executed
this amendment as of the day and year first written above.

                           CHAMPION ENTERPRISES, INC.



                           By:
                              Walter R. Young, Jr.
                              Chairman of the Board of
                              Directors, President and
                              Chief Executive Officer



                           By:
                                Joseph H. Stegmayer